UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01 Regulation FD Disclosure.

Participation in Canaccord Genuity Conference

On August 11, 2027, BioXcel Therapeutics, Inc. (the “Company”) issued a press release announcing that Vimal Mehta, Ph.D., CEO of the Company, will participate in a fireside chat at the Canaccord Genuity 45th Annual Growth Conference in Boston on Tuesday, Aug. 12, 2025, at 12 p.m. ET. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Compliance with Financing Covenant

On November 21, 2024, the Company entered into the Fifth Amendment to Credit Agreement and Guaranty and First Amendment to Fourth Amendment to Credit Agreement and Guaranty (the “Fifth Amendment”), which amended the Credit Agreement and Guaranty, dated April 19, 2022, by and among the Company, as the borrower, certain subsidiaries of the Company from time to time party thereto as subsidiary guarantors, the lenders party thereto (the “Lenders”), and Oaktree Fund Administration LLC (“OFA”) as administrative agent (as amended).

The Fifth Amendment included a capital raising covenant requiring that the Company receive (A) after the effective date of the Fifth Amendment and on or prior to November 27, 2024, at least $7.0 million in gross cash proceeds from the issuance of the Company’s common stock, warrants and/or pre-funded warrants (“Raise 1”), (B) after the effective date of the Fifth Amendment and on or before March 15, 2025, at least $18.0 million in net cash proceeds (including the proceeds of Raise 1) from (i) the issuance of the Company’s common stock, warrants and/or pre-funded warrants, (ii) non-refundable cash consideration from partnering transactions entered into after the effective date of the Fifth Amendment (so long as such partnering transactions would not require the Company or any of its subsidiaries to make any cash investments in connection with the partnering transactions and no such cash investments are made), (iii) the issuance of the Company’s subordinated debt (subject to terms set forth in the Fifth Amendment), and/or (iv) asset sales permitted pursuant to the Credit Agreement or consented to by the Lenders (such capital raise, “Raise 2”), and (C) after the effective date of the Fifth Amendment and on or prior to the earlier of (x) August 15, 2025 and (y) the date that is 30 days after the final data readout of the SERENITY At-Home Phase 3 trial, at least $29.0 million in net cash proceeds (including the proceeds from Raise 1 and Raise 2) from the same permitted capital raising activities listed in the preceding clause (B) (collectively, the “Oaktree Financing Covenant”).

On November 22, 2024, the Company entered into an underwriting agreement with Canaccord Genuity LLC, as underwriter, in connection with the issuance and sale by the Company in a public offering of (i) 350,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and accompanying warrants to purchase 350,000 shares of Common Stock at an exercise price of $7.68 per share, at a combined public offering price of $7.68 per share of Common Stock and accompanying warrant and (ii) pre-funded warrants to purchase 562,500 shares of Common Stock and accompanying warrants to purchase 562,500 shares of Common Stock, at a combined public offering price of $7.664 per pre-funded warrant, which equals the public offering price per share of Common Stock and accompanying warrant less the exercise price per share of the pre-funded warrants (the “November 2024 Financing”). The Company received net proceeds of approximately $6.2 million from the November 2024 Financing.

On March 3, 2025, the Company entered into a securities purchase agreement with the purchaser named therein pursuant to which the Company agreed to issue and sell in a registered direct offering (i) 188,383 shares of Common Stock and accompanying warrants to purchase up to 188,383 shares of Common Stock at an exercise price of $4.20 per share, at a combined offering price of $3.50 per share of Common Stock and accompanying warrant and (ii) pre-funded warrants to purchase up to 3,811,617 shares of Common Stock and accompanying warrants to purchase up to 3,811,617 shares of Common Stock, at a combined offering price of $3.499 per share of Common Stock underlying the pre-funded warrants and accompanying warrant, which equals the offering price per Share and accompanying warrant less the $0.001 exercise price per share of the pre-funded warrants (the “March 2025 Financing”). The Company received net proceeds of approximately $13.0 million from the March 2025 Financing.

On April 3, 2025, the Company entered into an Equity Distribution Agreement with Canaccord Genuity LLC to sell shares of Common Stock through any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, under which Canaccord Genuity LLC will act as sales agent (the “ATM Program”). The Company filed a prospectus supplement with the Securities and Exchange Commission on April 3, 2025, in connection with the offer and sale of up to $8,135,000 of shares pursuant to the ATM Program (the “April ATM Prospectus Supplement”). On August 6, 2025, the Company filed a further prospectus supplement with the Securities and Exchange Commission in connection with the offer and sale of an additional $3,500,000 of shares pursuant to the ATM Program (the “August ATM Prospectus Supplement”). As of August 8, 2025, the Company sold an aggregate of 5,774,018 shares and received net proceeds of approximately $11.2 million pursuant to the ATM Program.

Following the completion of the November 2024 Financing, the March 2025 Financing and sales pursuant to the ATM Program, including the exercise of all pre-funded warrants to purchase shares of common stock sold thereunder, as of August 8, 2025 the Company had an aggregate of 13,709,124 shares of Common Stock outstanding and had raised an aggregate of approximately $30.4 million in net proceeds from the financings, in satisfaction of the Oaktree Financing Covenant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2025	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
	By:	Richard Steinhart
	Title:	Chief Financial Officer